Exhibit 10.10

CONDITIONS PRECEDENT AGREEMENT

This Conditions Precedent Agreement (this “Conditions Precedent Agreement”) is entered into as of August 3, 2026 (the “Effective Date”), by and between CYCURION, INC, a Delaware Corporation (the “Buyer”) and KUSTOM ENTERTAINMENT, INC, a Nevada corporation (the “Seller”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Asset Purchase Agreement (as defined below).

RECITALS:

WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement dated June 24, 2026, as amended by that certain Amendment No. 1 and Forbearance / Extension Agreement dated July 23, 2026 (collectively, the “Asset Purchase Agreement”), pursuant to which Buyer has agreed to purchase, and Seller has agreed to sell, certain assets of Seller; and

WHEREAS, the parties desire to establish certain additional conditions precedent that must be satisfied or waived prior to the consummation of the transactions contemplated by the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. CONDITIONS PRECEDENT TO CLOSING

Notwithstanding anything to the contrary contained in the Asset Purchase Agreement, the obligations of Buyer and Seller to consummate the transactions contemplated therein shall be subject to the satisfaction or written waiver by the applicable party of each of the following conditions precedent:

1.1 Financial Due Diligence and Pro Forma Reconciliation

Buyer shall have completed its financial, accounting, operational, and business due diligence investigation of Seller and the acquired assets to its reasonable satisfaction.

As part of such due diligence, Buyer and Seller shall reconcile any material differences between:

(a) the pro forma financial statements, projections, forecasts, and assumptions previously provided by Seller; and

(b) Seller’s actual historical financial statements, accounting records, and supporting documentation.

Any material discrepancies identified during such reconciliation shall be resolved to the mutual satisfaction of Buyer and Seller prior to Closing.

1.2 Balance Sheet Adjustments and Agreements

If required as a result of the due diligence process or the reconciliation contemplated in Section 1.1, Buyer and Seller shall negotiate and execute mutually acceptable agreements, schedules, or amendments addressing balance sheet matters, including working capital adjustments, asset valuations, liabilities, reserves, and other financial items necessary to align the transaction with the assumptions and guidelines reflected in the pro forma financial statements.

1.3 Delivery and Verification of Seller Carve-Out Financial Statements

Seller shall have delivered to Buyer the Seller Carve-Out Financial Statements required by Section 2.11 of the Asset Purchase Agreement, together with all supporting schedules, general ledger detail, accounts receivable aging reports, accounts payable reports, and other documentation reasonably requested by Buyer or its auditors. Such financial information shall be reasonably sufficient to permit Buyer and its auditors to complete any audits, reviews, filings with the U.S. Securities and Exchange Commission (the “SEC”), Form 8-K financial disclosures, pro forma financial statements, or other reporting obligations arising from the transaction.

1.4 Board Approval

The Board of Directors, managers, members, or other governing body of Buyer, as applicable, shall have approved the Asset Purchase Agreement and the transactions contemplated thereby.

To the extent required under Seller’s governing documents or applicable law, Seller shall likewise obtain all necessary board, manager, member, shareholder, or other governing body approvals required to consummate the transaction.

1.5 Engagement of Seller’s Accounting Firm

Seller shall cause its current and former accounting personnel, independent registered public accounting firm, outside accountants, and financial advisors to cooperate fully with Buyer and Buyer’s advisors in connection with: (a) due diligence; (b) preparation and audit of the Seller Carve-Out Financial Statements; (c) preparation of SEC-required financial statements and pro forma financial information; (d) responses to SEC comments; (e) preparation of closing financial schedules; and (f) post-closing transition matters contemplated by Sections 1.5, 2.11 and 5.3 of the Asset Purchase Agreement.

1.6 Employment Agreements with Key Personnel

Buyer shall identify those employees and independent contractors deemed by Buyer to be key personnel. Seller shall use commercially reasonable efforts to facilitate the execution of Employment Agreements, Contractor Agreements, consulting agreements, restrictive covenant agreements, and related arrangements substantially consistent with Exhibits D, E, F and G of the Asset Purchase Agreement.

1.7 Leak-Out Agreement

The parties acknowledge that the Leak-Out Agreement attached as Exhibit N to the Asset Purchase Agreement constitutes the agreed form of leak-out restrictions applicable to the Warrant Shares. Any amendment thereto prior to Closing shall require mutual written agreement of the parties.

1.8 Delivery of Closing Deliverables

Seller and Buyer shall have delivered all documents, agreements, certificates, schedules and other closing deliverables required by Section 1.7 of the Asset Purchase Agreement, including without limitation the Employment Agreements, Contractor Agreements, Shared Services Agreement, Assignment and Assumption Agreement, Intellectual Property Assignment Agreement, Bill of Sale, Registration Rights Agreement, Earnout Agreement, Leak-Out Agreement, Security Agreement, and all required officer certificates and board resolutions.

1.9 Accuracy of Representations and Warranties

The representations and warranties of each party contained in the Asset Purchase Agreement shall remain true and correct in all material respects as of the Closing Date, subject to the standards set forth in Section 1.7 of the Asset Purchase Agreement.

1.10 No Material Adverse Effect

Since the execution of the Asset Purchase Agreement, no Material Adverse Effect (as defined in the Asset Purchase Agreement) shall have occurred with respect to the Business and be continuing as of the Closing Date.

1.11 Third Party Consents

All material third-party consents required pursuant to Section 1.9 and Schedule 2.3 of the Asset Purchase Agreement shall have been obtained or waived by Buyer in writing.

1.12 Audit and SEC Readiness

Buyer and its independent registered public accounting firm shall have determined that the financial statements and records provided by Seller are sufficient in form and substance to permit completion of all audits, reviews, and SEC reporting requirements reasonably anticipated in connection with the transaction.

2. FAILURE OF CONDITIONS

If any condition set forth in Section 1 has not been satisfied or waived in writing on or before the End Date specified in Section 6.1 of the Asset Purchase Agreement (as such date may be extended pursuant thereto), either party may terminate this Agreement and the Asset Purchase Agreement in accordance with Section 6.1 of the Asset Purchase Agreement.

3. WAIVER

Any condition contained herein may be waived only by a written instrument signed by the party entitled to the benefit of such condition. Any waiver of a condition shall apply solely to the specific condition waived and shall not constitute a waiver of any other condition.

4. CONFLICTS

In the event of any conflict between this Agreement and the Asset Purchase Agreement, the terms of this Agreement shall govern solely with respect to the conditions precedent described herein.

5. MISCELLANEOUS

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles, consistent with Section 6.2 of the Asset Purchase Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Conditions Precedent Agreement as of the Effective Date.

BUYER:

CYCURION, INC.

By:	/s/ L. Kevin Kelly
L. Kevin Kelly
Chairman and Chief Executive Officer

SELLER:

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman, President and Chief Executive Officer